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                                                          EXHIBIT NO. EX-99.a.13

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                          FORM OF ARTICLES OF AMENDMENT

         DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

         FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

         SECOND: The Charter of the Corporation, as amended, supplemented and restated (the "Charter"), is further amended as follows: (i) by changing the name of the "U.S. 4-10 Value Portfolio Shares" class of common stock of the Corporation to the "U.S. Small XM Value Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "U.S. 4-10 Value Portfolio Shares" and inserting in lieu thereof "U.S. Small XM Value Portfolio Shares."

         THIRD: The Charter of the Corporation is further amended as follows:
(i) by changing the name of the "Tax-Managed U.S. 5-10 Value Portfolio Shares" class of common stock of the Corporation to the "Tax-Managed U.S. Small Cap Value Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "Tax-Managed U.S. 5-10 Value Portfolio Shares" and inserting in lieu thereof "Tax-Managed U.S. Small Cap Value Portfolio Shares."

         FOURTH: The Charter of the Corporation is further amended as follows:
(i) by changing the name of "The U.S. 6-10 Small Company Portfolio Shares" class of common stock of the Corporation to the "U.S. Small Cap Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "The U.S. 6-10 Small Company Portfolio Shares" and inserting in lieu thereof "U.S. Small Cap Portfolio Shares."

         FIFTH: The Charter of the Corporation is further amended as follows:
(i) by changing the name of "The U.S. 6-10 Value Portfolio Shares" class of common stock of the Corporation to the "U.S. Small Cap Value Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "The U.S. 6-10 Value Portfolio Shares" and inserting in lieu thereof "U.S. Small Cap Value Portfolio Shares."

         SIXTH: The Charter of the Corporation is further amended as follows:
(i) by changing the name of the "Tax-Managed U.S. 6-10 Small Company Portfolio Shares" class of common stock of the Corporation to the "Tax-Managed U.S. Small Cap Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "Tax-Managed U.S. 6-10 Small Company Portfolio Shares" and inserting in lieu thereof "Tax-Managed U.S. Small Cap Portfolio Shares."

         SEVENTH: The Charter of the Corporation is further amended as follows:
(i) by changing the name of "The U.S. 9-10 Small Company Portfolio Shares" class of common stock of the Corporation to the "U.S. Micro Cap Portfolio Shares" class of common stock, and (ii) by deleting from the Charter of the Corporation the name "The U.S. 9-10 Small Company Portfolio Shares" and inserting in lieu thereof "U.S. Micro Cap Portfolio Shares."

         EIGHTH: The foregoing amendment to the Charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General


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Corporation Law to be made without action by the stockholders of the
Corporation.

         NINTH: The amendment to the Charter of the Corporation as set forth above does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the class of common stock of the Corporation that is the subject of the amendment or the aggregate par value thereof.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this ______ day of April, 2001 by its Vice President, who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.



                                            By:  ___________________________
                                                     Michael T. Scardina
                                                     Vice President


     ATTEST:  ___________________________
                  Catherine L. Newell
                  Secretary


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